 Exhibit 99.1

HOLLYWOOD MEDIA CORP. REPORTS 2009 THIRD QUARTER RESULTS
~ Positive EBITDA* Across All Operating Divisions ~
~ Significant Year-over-Year Cost Savings and Expense Reductions ~

BOCA RATON, Fla., November 4, 2009 – Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services, today reported financial results for the third quarter ended September 30, 2009.  Results reflect the divestment of the Company’s Hollywood.com business in August 2008, which has been accounted for as discontinued operations.

For the 2009 third quarter, Hollywood Media reported net revenues of $21.9 million.  This compares to net revenues of $25.5 million in the third quarter of last year.  Revenue performance during this seasonally slower period reflected softness in ticket sales as well as lower ancillary sales for hotels.  The Company noted that while net revenues were lower for the quarter versus last year, preliminary results for the month of October 2009 reflected an increase in individual consumer ticket sales on Broadway.com versus the prior year.

Loss from continuing operations for the 2009 third quarter was $0.8 million, or $0.03 per share, compared to $1.9 million, or $0.06 per share, in the prior-year period.  Net loss for the 2009 third quarter, which includes $0.5 million in gains from an earn-out from discontinued operations, was $0.3 million, or $0.01 per share, versus a net loss of $6.3 million, or $0.20 per share, which included a loss from discontinued operations of $4.4 million, or $0.14 per share.

EBITDA* in the 2009 third quarter for the Company as a whole was break-even, which included $0.5 million in gains from an earn-out from discontinued operations, versus an EBITDA loss of $6.0 million in the third quarter of 2008, which included a $4.4 million loss from discontinued operations.  EBITDA for all three operating segments was positive for the 2009 third quarter, with Broadway Ticketing EBITDA increasing to $1.1 million, despite a $0.1 million one-time charge related to the replacement of the old Broadway.com site in the period. The Company realized a 27% reduction in SG&A and payroll and benefits expenses with a total decrease in year-over-year operating costs and expenses of 18%.

Mitchell Rubenstein, CEO of Hollywood Media, commented, “During the third quarter, we continued to realize the benefits of significant expense reductions and managed our ticketing inventory well.  Our new Broadway.com site is now fully operational, and we are encouraged by initial sales trends ahead of the busy holiday selling season.”

Cash and cash equivalents was $9.8 million at September 30, 2009 up from $8.4 million at June 30, 2009 due to an increase in operating cash flow.  The Company also has approximately $1.2 million in its restricted cash balance, which was transferred by the Company during the first quarter of 2009 to secure a bond for ticketing purchases.

Teleconference Information

Management will host a teleconference to discuss the Company’s 2009 third quarter financial results. The conference call is scheduled for Wednesday, November 4, 2009 at 9:00 a.m. Eastern Time.  To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.

If you are unable to listen to the live teleconference, a replay will be available through November 11, 2009, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 342# followed by conference ID number 336617#.   An archived version of the webcast will also be available on the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com.

About Hollywood Media Corp.
Hollywood Media is comprised primarily of Internet businesses focused on online ticketing, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and its Intellectual Property division.

*Note on EBITDA
EBITDA is a non-GAAP financial measures.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other online ticketing services and other competitors, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2008. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

    CONDENSED CONSOLIDATED BALANCE SHEETS
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,761,580	$12,685,946
Receivables, net	1,189,689	1,433,797
Inventories held for sale	4,071,233	4,491,841
Deferred ticket costs	9,839,951	12,085,237
Prepaid expenses	1,698,894	1,418,563
Other receivables	1,254,595	1,431,216
Other current assets	203,240	99,945
Related party receivable	101,349	-
Restricted cash	1,221,000	2,600,000
Total current assets	29,341,531	36,246,545

PROPERTY AND EQUIPMENT, net	4,644,434	4,649,202
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	136,504	132,800
INTANGIBLE ASSETS, net	457,303	682,896
GOODWILL	20,183,142	25,154,292
OTHER ASSETS	31,148	73,126
TOTAL ASSETS	$54,794,062	$66,938,861

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$647,441	$1,329,949
Accrued expenses and other	3,043,127	3,708,652
Deferred revenue	12,888,759	15,196,455
Gift certificate liability	2,881,359	3,434,359
Customer deposits	852,943	831,838
Current portion of capital lease obligations	142,544	203,579
Current portion of notes payable	45,308	43,147
Related party payable	-	2,622,438
Total current liabilities	20,501,481	27,370,417

DEFERRED REVENUE	314,103	401,309
CAPITAL LEASE OBLIGATIONS, less current portion	94,609	203,901
OTHER DEFERRED LIABILITY	1,120,892	1,168,096
NOTES PAYABLE, less current portion	6,424	36,258

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,037,656 and 30,883,913 shares issued and outstanding at September 30, 2009 and
December 31, 2008, respectively	310,376	308,839
Additional paid-in capital	309,321,245	309,100,760
Accumulated deficit	(276,930,993)	(271,695,431)
Total Hollywood Media Corp shareholders' equity	32,700,628	37,714,168
Noncontrolling interest	55,925	44,712
Total shareholders' equity	32,756,553	37,758,880
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,794,062	$66,938,861

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,		THREE MONTHS ENDED SEPTEMBER 30,
	2009	2008	2009	2008

NET REVENUES
Ticketing	$69,979,418	$83,044,397	$20,597,971	$23,981,802
Other	3,441,400	4,995,369	1,256,695	1,540,980
	73,420,818	88,039,766	21,854,666	25,522,782

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	57,768,570	69,416,062	16,615,916	19,633,194
Editorial, production, development and technology	1,944,210	2,685,058	707,297	783,695
Selling, general and administrative	7,572,482	10,098,009	2,454,488	3,143,408
Payroll and benefits	7,402,148	10,249,690	2,363,274	3,475,737
Depreciation and amortization	1,184,187	1,451,359	389,219	466,093

Total operating costs and expenses	75,871,597	93,900,178	22,530,194	27,502,127

Loss from operations	(2,450,779)	(5,860,412)	(675,528)	(1,979,345)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	1,912,906	1,312,622	73	(4,891)
Impairment loss	(5,000,000)	-	-	-

Total equity in earnings (losses) of unconsolidated investees	(3,087,094)	1,312,622	73	(4,891)

OTHER INCOME (EXPENSE)
Interest, net	18,714	392,104	3,592	91,771
Other, net	(156,069)	(40,273)	(115,855)	(6,691)

Loss from continuing operations	(5,675,228)	(4,195,959)	(787,718)	(1,899,156)

Gain (loss) on sale of discontinued operations, net of income taxes	472,487	(4,303,717)	472,487	(4,303,717)
Loss from discontinued operations	-	(1,635,750)	-	(114,975)

Income (loss) from discontinued operations	472,487	(5,939,467)	472,487	(4,418,692)

Net loss	(5,202,741)	(10,135,426)	(315,231)	(6,317,848)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(32,821)	(97,573)	(33,762)	(31,751)

Net loss attributable to Hollywood Media Corp	$(5,235,562)	$(10,232,999)	$(348,993)	$(6,349,599)

Basic and diluted income (loss) per common share
Continuing operations	$(0.19)	$(0.13)	$(0.03)	$(0.06)
Discontinued operations	0.02	(0.19)	0.02	(0.14)
Total basic and diluted net loss per share	$(0.17)	$(0.32)	$(0.01)	$(0.20)

Weighted average common and common equivalent shares
outstanding - basic and diluted	30,565,413	31,971,997	30,637,658	32,095,554

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Nine Months Ended September 30, 2009
(unaudited)
	Broadway Ticketing	Ad Sales (1)(3)	Intellectual Properties	Other (2)	Total

Net Revenues	$69,979,418	$2,510,258	$931,142	$-	$73,420,818

Operating Income (Loss)	3,186,593	(246,437)	67,022	(5,457,957)	(2,450,779)

Net Income (Loss)	3,002,149	(5,233,951)	33,420	(3,037,180)	(5,235,562)

Add back (Income) Expense:

Interest, net	(10,092)	5,525	(515)	(13,632)	(18,714)
Taxes	1,929	(51,795)	-	(14,575)	(64,441)
Depreciation and Amortization	617,505	271,569	225	294,888	1,184,187

EBITDA Income (Loss)	$3,611,491	$(5,008,652)	$33,130	$(2,770,499)	$(4,134,530)

For the Nine Months Ended September 30, 2008
(unaudited)
	Broadway Ticketing	Ad Sales (1)	Intellectual Properties	Other (2)	Total

Net Revenues	$83,044,397	$3,959,304	$1,036,065	$-	$88,039,766

Operating Income (Loss)	2,338,563	(317,053)	211,100	(8,093,022)	(5,860,412)

Net Income (Loss)	2,396,545	(295,810)	109,058	(12,442,792)	(10,232,999)

Add back (Income) Expense:

Interest, net	(66,280)	9,865	(3,239)	(332,450)	(392,104)
Taxes	-	(17,418)	7	59,809	42,398
Depreciation and Amortization	657,295	463,879	75	330,110	1,451,359

EBITDA Income (Loss)	$2,987,560	$160,516	$105,901	$(12,385,323)	$(9,131,346)

For the Three Months Ended September 30, 2009
(unaudited)
	Broadway Ticketing	Ad Sales (1)	Intellectual Properties	Other (2)	Total

Net Revenues	$20,597,971	$845,639	$411,056	$-	$21,854,666

Operating Income (Loss)	1,015,580	(87,787)	68,980	(1,672,301)	(675,528)

Net Income (Loss)	870,216	(74,312)	35,311	(1,180,208)	(348,993)

Add back (Income) Expense:

Interest	(2,699)	1,962	(20)	(2,835)	(3,592)
Taxes	1,929	(10,829)	-	(16,075)	(24,975)
Depreciation and Amortization	203,311	89,423	75	96,410	389,219

EBITDA Income (Loss)	$1,072,757	$6,244	$35,366	$(1,102,708)	$11,659

For the Three Months Ended September 30, 2008
(unaudited)
	Broadway Ticketing	Ad Sales (1)	Intellectual Properties	Other (2)	Total

Net Revenues	$23,981,802	$1,246,955	$294,025	$-	$25,522,782

Operating Income (Loss)	858,702	(86,482)	67,879	(2,819,444)	(1,979,345)

Net Income (Loss)	870,867	(94,489)	32,315	(7,158,292)	(6,349,599)

Add back (Income) Expense:

Interest	(10,759)	1,889	(1,085)	(81,816)	(91,771)
Taxes	-	2,189	7	7,809	10,005
Depreciation and Amortization	197,775	152,222	75	116,021	466,093

EBITDA Income (Loss)	$1,057,883	$61,811	$31,312	$(7,116,278)	$(5,965,272)

(1)	The Ad Sales segment includes other advertising sales by CinemasOnline.
(2)
The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.   Also includes Discontinued Operations financial information.

(3)	The Ad Sales segment includes a $5.0 million non-cash impairment loss to MovieTickets.com.